UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 21, 2024
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2024, the board of directors of Kratos Defense & Security Solutions, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”), effective immediately. The Third Amended and Restated Bylaws supersede and replace the Second Amended and Restated Bylaws in effect immediately prior to the adoption of the Third Amended and Restated Bylaws. The Third Amended and Restated Bylaws were adopted to, among other things, (i) address certain changes to the Delaware General Corporation Law and Securities and Exchange Commission rules regarding universal proxy cards, (ii) modernize certain provisions contained in the Second Amended and Restated Bylaws relating to the use of electronic and remote communications, (iii) update certain provisions relating to stockholder proposals and nominations, (iv) add a federal forum provision to govern any claims under the Securities Act of 1933, (v) add confidentiality requirements for the Company’s directors and (vi) provide for emergency bylaws.

The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On May 21, 2024, the Company held its Annual Meeting. As of the record date for the Annual Meeting, there were 149,942,060 shares of the Company’s common stock outstanding. At the Annual Meeting, the holders of 131,784,154 shares were represented in person or by proxy. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the Company’s Proxy Statement.

1. The stockholders considered a proposal to elect each of the individuals named below as directors to serve until the next annual meeting or until their successors are duly elected and qualified. The nominees for election to the Board of Directors were elected, each to serve until the next annual meeting, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Scott Anderson	111,052,267	3,619,913	17,111,974
Bradley Boyd	114,220,598	451,582	17,111,974
Eric DeMarco	113,055,113	1,617,067	17,111,974
Bobbi Doorenbos	114,339,379	332,801	17,111,974
Daniel Hagen	114,196,007	476,173	17,111,974
William Hoglund	107,003,048	7,669,132	17,111,974
Scot Jarvis	107,027,774	7,644,406	17,111,974
Deanna Lund	105,623,301	9,048,879	17,111,974
Amy Zegart	111,498,837	3,173,343	17,111,974

2. The stockholders considered a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024. This proposal was approved based upon the following votes:

For	130,482,691
Against	1,186,659
Abstain	114,804

3. The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as presented in the Company’s Proxy Statement. This proposal was approved based upon the following votes:

For	105,570,347
Against	8,900,753
Abstain	201,080
Broker Non-Votes	17,111,974

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

3.1	Third Amended and Restated Bylaws
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
                        Marie Mendoza
                        Senior Vice President, General Counsel & Secretary